UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 15, 2008

NEXCEN BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 34th Floor, New York, NY	10019-5400
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On August 15, 2008, NexCen Brands, Inc. (the “Company”) and certain of its subsidiaries completed a restructuring of the existing bank credit facility previously entered into by NexCen Holding Corp., a wholly-owned subsidiary of the Company (the “Issuer”) and certain of its subsidiaries, by entering into a series of amended and restated note funding, security, management and related agreements with BTMU Capital Corporation (“BTMUCC”) (collectively, the “Amended and Restated Facility”). The Issuer and its subsidiaries that are the borrowers under the Amended and Restated Facility hold substantially all of the Company’s revenue generating intellectual property assets related to the Company’s branded products and franchise businesses, including The Athlete’s Foot, Bill Blass, Great American Cookies, MaggieMoo’s, Marble Slab Creamery, Pretzelmaker, Pretzel Time, Shoebox New York, and Waverly.

As disclosed previously in May 2008, the Company expected that without changes to the frequency of the lockbox account disbursements under the existing bank credit facility or other measures that might enhance its liquidity, the Company could face a cash shortfall and also disclosed that it would need additional cash to make a required principal payment on its notes issued to BTMUCC due in October 2008 related to the Great American Cookies business. The Amended and Restated Facility, which replaces the existing facility in its entirety, significantly revises the terms of the outstanding borrowings, which totaled approximately $175.7 million as of August 15, 2008. The description of the Amended and Restated Facility set forth herein is qualified in its entirety by reference to the full text of the material agreements comprising the Amended and Restated Facility, copies of which are filed as Exhibits 10.1 through 10.12, respectively, to this Current Report on Form 8-K and are incorporated by reference herein in response to this Item 1.01.

Key provisions of the Amended and Restated Facility include the following:

•	The October 2008 principal payment obligation related to the Great American Cookie financing completed in January 2008 has been eliminated.

•
The outstanding loans have been restructured into three separate tranches. Approximately $47.6 million of notes (the “Brand Notes”) mature on January 1, 2010; approximately $41.7 million of notes (the “Class B Franchise Notes”) mature on July 31, 2011; and the remaining $86.3 million of notes (the “Class A Franchise Notes”) mature on July 31, 2013 (collectively, the Brand Notes, the Class A Franchise Notes, and Class B Franchise Notes, the “Notes”).

•
Mandatory minimum principal payments have been eliminated for the remainder of 2008 and substantially reduced thereafter. Minimum principal payments for 2009 are approximately $780,000 per year for the Class A Franchise Notes, approximately $372,000 per year for the Class B Franchise Notes, and approximately $1.8 million per year for the Brand Notes. Required principal payments increase annually for the Class A Franchise Notes and the Class B Franchise Notes up to six monthly payments of approximately $72,000 each for the Class B Franchise Notes in 2011 (with a final payment on the maturity date equal to the then outstanding Class B Franchise Note balance), and six monthly payments of approximately $354,000 each for the Class A Franchise Notes in 2013 (with a final payment on the maturity date equal to the then outstanding Class A Franchise Note balance).

•
BTMUCC will be entitled to receive warrants to purchase common stock of the Company at an exercise price of $0.01 per share, if certain portions of the indebtedness remain outstanding after specified dates. BTMUCC will receive warrants to purchase 2.8 million shares of the Company’s common stock if the applicable subsidiary of the Company still owns Waverly or Bill Blass and the Brand Notes remain unpaid by March 31, 2009. BTMUCC will be entitled to receive warrants covering up to an additional 2.8 million shares of the Company’s common stock if the Class B Franchise Notes have not been repaid by July 31, 2009 (with the number of shares being subject to reduction if less than 50% of original principal amount of the Class B Franchise Notes remains outstanding at that time).

•	No additional borrowings are permitted under the Amended and Restated Facility.

•	As part of the refinancing, BTMUCC provided the Company and the borrower subsidiaries with a waiver of enumerated past defaults and alleged defaults.

The borrowings of the borrower subsidiaries under the Amended and Restated Facility are non-recourse to the Company and are not guaranteed by the Company; provided that the Company does have certain indemnification obligations under the Amended and Restated Facility. The Amended and Restated Facility remains secured by a lien on the assets of The Athlete’s Foot, Bill Blass, Great American Cookies, MaggieMoo’s, Marble Slab Creamery, Pretzelmaker, Pretzel Time, and Waverly brands. In addition, the Amended and Restated Facility adds the Company’s joint venture interest in the Shoebox New York as additional collateral that is pledged to secure the borrowings. The Issuer and each of its subsidiaries that own these brands have been formed as special purpose, bankruptcy-remote entities (each, a “Brand Entity”). The Notes issued under the terms of the facility are cross-collateralized with each other. Repayment of the facility is the joint and several obligation of the Issuer and each Brand Entity. Certain other subsidiaries of the Company (the “Managers”) do not own any assets comprising the brands, however, they manage the various Brand Entities and are parties to management agreements that define the relationship among the Managers and the respective Brand Entities they manage. BTMUCC has the right to appoint a “back-up” manager of its choosing to assist or supplement the Managers in managing the business of the applicable Brand Entities, and in the event that certain adverse events occur with respect to the Company, to replace the Managers.

Although the Company is not a borrower under the Amended and Restated Facility, substantially all of the Company’s revenues are earned by the Brand Entities, and the Amended and Restated Facility controls the amount of cash that may be distributed by each Brand Entity to the Managers, the Issuer and the Company. As a result, if the Issuer or any Brand Entity fails to pay its obligations under the Amended and Restated Facility or is otherwise in default thereunder, it would have a material adverse effect on the Company. In addition, the Amended and Restated Facility prohibits the Company, the Issuer, the Managers and each Brand Entity from borrowing any more money without the prior written consent of BTMUCC.

The Notes bear interest (subject to increases following an event of default) as follows:

•
The Brand Note securing the Bill Blass brand bears interest at LIBOR (which in all cases under the Amended and Restated Facility is the one-month rate as in effect from time to time) plus 7% per year; provided that if the Bill Blass brand has not been sold by December 31, 2008 then the interest rate increases to LIBOR plus 9% per year. The Brand Note securing the Waverly brand bears interest at LIBOR plus 5% per year; provided that if the Waverly brand has not been sold by December 31, 2008 then the interest rate increases to LIBOR plus 7% per year. If either the Bill Blass or Waverly brand is sold but the proceeds are insufficient to repay the respective Brand Note in full, such Brand Note shall automatically convert to a note in the amount of the remaining principal balance which will bear interest at 15% per year (a “Deficiency Note”).

•	The Class A Franchise Notes bear interest at LIBOR plus 3.75% per year through July 31, 2011 and then LIBOR plus 5% per year thereafter.

•
The Class B Franchise Notes bear interest at 12% per year through July 31, 2009 and then 15% per year thereafter. The Company is required to make a minimum interest payment of 10% per year on each Class B Franchise Note outstanding on the respective payment dates with respect to accrued interest in the corresponding period. If sufficient distributable cash is unavailable to pay the remaining accrued interest, the Company has a PIK payment option to satisfy such remaining amount.

Substantially all revenues earned by the Issuer and its subsidiaries are remitted to “lockbox accounts” that were established initially in connection with the original bank borrowing facility. Under the Amended and Restated Facility, the Company will have access to certain excess cash amounts on a monthly (rather than quarterly, as was previously the case) basis to cover operating expenses. The monthly cash distribution waterfall provides for the distribution of cash as follows:

•	to pay the expenses of the bank providing cash management services to the Brand Entities;
•	to pay the Managers 55% of fees then due and owing (generally equal to the operating expenses of an applicable Brand Entity and its Manager, not to exceed specified amounts in various periods);
•	to pay fees for a “back-up” manager if one is appointed by BTMUCC;
•	to pay interest on the Notes and certain fees and expenses of the noteholders relating to such Notes;
•	to pay required amortization payments of principal on the Brand Notes and Class A Franchise Notes;
•	to pay the Managers the remaining 45% of the fees then due and owing;
•
to make any payments owing under interest rate hedge agreements (which may be required under the Amended and Restated Facility at the request of BTMUCC only if LIBOR for one month exceeds 3.5% per annum), if any;

•	to pay certain fees incurred in connection with the Amended and Restated Facility owing to BTMUCC;
•
a percentage of the remaining amount (which fluctuates based on a ratio of outstanding note balances to free cash flow) will be paid into an account to be used to first pay amounts then due and owing to the Managers and then, on a quarterly basis to the prepay the Notes;

•	to pay other unpaid obligations not set forth above owing to BTMUCC and its affiliates but then due and owing;
•	to pay certain advisory fees and reimburse certain expenses of the Company and its subsidiaries; and
•	the remainder is paid to the Issuer (which may be used or paid however the Issuer directs).

As set forth in the waterfall above, the Amended and Restated Facility imposes a cap on the amount of management fees that are available to the Company to cover its operating expenses. Additionally, a significant portion of excess cash after payment of management fees (used for operating expenses), debt service on the Notes and any bank fees and other permitted ancillary payments is swept into a liquidity reserve to be used for the prepayment of principal on outstanding Notes on a quarterly basis.

The Amended and Restated Facility contains various customary affirmative and negative covenants (which are subject to certain exceptions), including but not limited to, restrictions on the ability of the Issuer, each Brand Entity, the Managers and in certain limited cases, the Company, to dispose of assets, incur additional indebtedness and guarantee obligations, repay other indebtedness, issue equity, pay certain restricted payments and dividends, create liens on assets or agree to restrictions on the creation of liens on assets, make investments, loans or advances, restrict distributions from subsidiaries, make certain acquisitions, amend material contracts and certain other agreements, engage in mergers or consolidations, or engage in certain transactions with the Company and subsidiaries of the Company, as well as customary restrictions pertaining to the separate existence of the Issuer, the Managers and each Brand Entity. In addition, the Amended and Restated Facility includes certain additional reporting covenants, including a requirement to deliver weekly reports providing information about the Company’s business performance and liquidity, and a requirement to use best efforts to sell the Waverly brand for a commercially reasonable price by December 31, 2008 and the Bill Blass brand for a commercially reasonable price by January 31, 2009.

In addition, the Issuer and each Brand Entity must meet certain financial tests, including:

•	maintenance of minimum ratios of net revenues of certain Brand Entities for the prior three month period to the amount of debt service payable on certain Notes at the end of such period;
•	the outstanding balance of all the Notes must be less than 85% of the aggregate fair market value of the assets held by the Brand Entities; and
•
on or after December 31, 2009, the ratio of aggregate free cash flow for the Issuer and the Brand Entities divided by the amount of distributable cash for the previous 12 months cannot be less than 40%.

The Amended and Restated Facility contains customary events of default (subject to exceptions, thresholds and grace periods), including, without limitation, with respect to nonpayment of principal or interest, failure to perform or observe covenants, breaches of representations and warranties, cross-defaults with certain other indebtedness, certain bankruptcy related events, impairment of security interests in collateral, invalidity of guarantees, monetary judgment defaults, certain ERISA matters and certain change of control events. The Amended and Restated Facility includes additional events of default or manager termination events (which also qualify as events of default):

•
the termination, failure to renew, payment default or any other material default or material breach of any of the following contracts, which are referred to in the Amended and Restated Facility as “Covered Material Contracts”: (1) specified contracts that the Brand Entities have entered into in the ordinary course of business with licensees or franchisees that represent approximately 5% or more of the respective license income of the Brand Entities unless the license income generated by a specified contract does not exceed 1% of the aggregate license income of all Brand Entities; (2) a significant third-party supply contract that the Company has with one if its vendors; or (3) a certain limited liability company agreement entered into by the Company and its joint venture partners; unless in each case the applicable contract is replaced with one on the same or better terms or, in the case of any material default or material breach, a waiver thereof is entered into by the parties in form and substance acceptable to BTMUCC;

•
any material adverse findings from the SEC that materially impairs (or may materially impair) the value of the assets of the Brand Entities or results directly or indirectly in the delisting of the Company’s stock from the NASDAQ stock market;

•
Kenneth J. Hall no longer being employed as Chief Financial Officer (or in another office having higher authority and responsibility for the management of the Company) without finding a replacement reasonably acceptable to BTMUCC within 60 days thereof;

•
Michael C. “Chris” Dull no longer being employed as President, Chief Executive Officer of NexCen Franchise Management, Inc. (“NFM”) (or another office having ultimate authority and responsibility for the management of NFM) without finding a replacement reasonably acceptable to BTMUCC within 60 days thereof;

•	the Company receiving a qualified audit report in respect of its fiscal 2008 financial statements or any subsequent financial statements; and

•	the resignation of certain of the current members of the board of directors of the Company, prior to March 31, 2009 and December 31, 2009, respectively.

Upon the occurrence of certain limited events of default, all outstanding loans under the Amended and Restated Facility automatically become due and payable, and upon the occurrence of other events of default, all outstanding loans under the Amended and Restated Facility may be declared to be due and payable, at the noteholders’ option.

The description of the Amended and Restated Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the material documents comprising the Amended and Restated Facility, which are filed as exhibits to this Report. The Amended and Restated Facility has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Registrant or the other parties thereto. The Amended and Restated Facility contains representations and warranties that the parties thereto made to the other parties thereto as of specific dates. The assertions embodied in the representations and warranties in the Amended and Restated Facility were made solely for purposes of the contracts among the respective parties, and each may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms thereof. In addition, the Amended and Restated Facility is modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amended and Restated Facility, which subsequent information may or may not be fully reflected in the Registrant’s public disclosures.

Item 1.02	Termination of a Material Definitive Agreement

As discussed in Item 1.01, the Company’s existing bank credit facility has been amended and replaced in its entirety by the Amended and Restated Facility. The descriptions in Item 1.01 are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off−Balance Sheet Arrangement of a Registrant

The descriptions in Item 1.01 are incorporated herein by reference.

Item 8.01	Other Events

Legal and Regulatory Proceedings

The Company has been named in at least four-related securities class action lawsuits brought on behalf of all purchasers of the Company’s securities between May 10, 2008 and May 19, 2008. The lawsuits allege violations of securities laws. The case is being heard in the United States District Court for the Southern District of New York. The court is currently entertaining motions for appointment of lead plaintiff and appointment of lead counsel. Once lead plaintiff and lead counsel is appointed, the Company anticipates that all of these cases will be consolidated and an amended complaint will be filed. The Company intends to deny liability. The Company has insurance coverage for the matter, and counsel has been retained.

The Company has been named as a nominal defendant in a shareholder derivative action against the directors of the Company for violations of fiduciary duty. The case is being heard in the United States District Court for the Southern District of New York. All defendants intend to deny liability. The Company has insurance coverage for the matter, and counsel has been retained.

The Company voluntarily notified the Securities and Exchange Commission (“SEC”) Division of Enforcement on May 19, 2008 that it would be filing a Current Report on Form 8-K correcting past disclosures related to the Great American Cookie financing completed in January 2008. The Company filed the Current Report on May 19, 2008. Subsequent to that notice, the SEC commenced an informal investigation. The Company continues to fully cooperate with the SEC’s Division of Enforcement.

These matters have also been disclosed to BTMUCC in connection with the signing of the Amended and Restated Facility.

Bank of America Agreement

As previously disclosed, Bank of America, the Company’s principal commercial bank, advised the Company that it would terminate the deposit account control agreements and other treasury management services that it provides to the Company. On August 15, 2008, the deposit account control agreements were amended to provide that, in consideration of the receipt of a $1.6 million letter of credit issued by an affiliate of BTMUCC expiring November 30, 2008, the deposit account control agreements will remain in effect until the cancellation or expiration of the letter of credit. In addition, the deposit account control agreements would be placed on hold if draws under the letter of credit total $1 million or more, allowing deposits to be made but limited withdrawals. Upon effectiveness of this amendment, any outstanding termination notices with respect to the deposit account control agreements were deemed to have been withdrawn.

Press Release

On August 15, 2008, the Company issued a press release announcing the completed refinancing of its existing bank credit facility. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include those regarding expected cost savings, expectations for the future performance of our brands or expectations regarding the impact of recent developments on our business. When used herein, the words “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” “expect” and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of future performance or results. The Company’s actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include: (1) the restructuring of the bank credit facility may not provide our business with needed liquidity, (2) we may not be able to generate sufficient cash flow to make interest and principal payments on our amended and restated credit facility, (3) our ability to comply with negative and affirmative covenants and the effects of restrictions imposed by such covenants may have on our ability to operate our business, (4) our ability to sell one or more of our business may not be successful or may not generate sufficient proceeds which may lead to increased obligations, financial and otherwise, under our amended and restated credit facility, (5) any failure to meet our debt obligations would adversely affect our business and financial conditions, and our need for additional near-term liquidity could result in a sale of one or more of our businesses at less than an optimal price or an inability to continue to operate one or more of our businesses, and (6) other factors discussed in our filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1 Amended and Restated Security Agreement, by and among NexCen Holding Corp., the Subsidiary Borrowers Parties thereto and BTMU Capital Corporation, dated August 15, 2008.

10.2 Amended and Restated Note Funding Agreement, by and among NexCen Holdings Corporation, the Subsidiary Borrowers Parties thereto, NexCen Brands, Inc. and BTMU Capital Corporation, dated August 15, 2008.

10.3 Amended and Restated Franchise Management Agreement, by and between NexCen Franchise Management, Inc. and Athlete’s Foot Brands, LLC, dated August 15, 2008.

10.4 Second Amended and Restated Brand Management Agreement, by and among NexCen Brand Management, Inc., NexCen Holding Corporation, Bill Blass Jeans, LLC and Bill Blass International, LLC, dated August 15, 2008.

10.5 Second Amended and Restated Brand Management Agreement, by and between NexCen Brand Management, Inc. and WV IP Holdings, LLC, dated August 15, 2008.

10.6 Second Amended and Restated Franchise Management Agreement, by and among NexCen Franchise Management, Inc., PT Franchise Brands, LLC and PT Franchising, LLC, dated August 15, 2008.

10.7 Second Amended and Restated Franchise Management Agreement, by and among NexCen Franchise Management, Inc., PM Franchise Brands, LLC and PM Franchising, LLC, dated August 15, 2008.

10.8 Amended and Restated Franchise Management Agreement, by and among NexCen Franchise Management, Inc., Marble Slab Franchise Brands, LLC and Marble Slab Franchising, LLC, dated August 15, 2008.

10.9 Amended and Restated Franchise Management Agreement, by and among NexCen Franchise Management, Inc., MaggieMoo’s Franchise Brands, LLC and MagieMoo’s Franchising, LLC, dated August 15, 2008.

10.10 Amended and Restated Franchise Management Agreement, by and among NexCen Franchise Management, Inc. GAC Franchise Brands, LLC and GAC Franchising, LLC, dated August 15, 2008.

10.11 Amended and Restated Supply Management Agreement, by and between NB Supply Management Corp. and GAC Supply, LLC, dated August 15, 2008.

10.12 Amended and Restated Supply Management Agreement, by and between NB Supply Management Corp. and GAC Manufacturing, LLC, dated August 15, 2008.

99.1 Press Release, dated August 15, 2008.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on August 21, 2008.

NEXCEN BRANDS, INC.

/s/ Kenneth J. Hall
By:	Kenneth J. Hall
Its:	Chief Executive Officer